Exhibit 10.1

AMENDMENT NO. 1 TO THE

CYANOTECH CORPORATION

2016 EQUITY INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the Cyanotech Corporation 2016 Equity Incentive Plan (the “Plan”) is made effective as of May 30, 2025, by Cyanotech Corporation, a Nevada corporation (the “Company”).

The Amendment was approved by the Compensation and Stock Option Committee of the Board of Directors of the Company on May 30, 2025.

1.	Amendment to Section 3.8. Section 3.8 of the Plan is hereby deleted in its entirety.

Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect, and the forms of award agreements and any outstanding award agreements under the Plan shall effectively adopt the amendments herein, as applicable.